Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Arotech Corporation for the registration of 8,264,463 shares of its Common Stock and to the incorporation by reference therein of our report dated January 31, 2005, with respect to the Armour of America, Inc. for the period August 11, 2004 to December 31, 2004 referred to in Arotech Corporation's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.


                                  /s/ Stark Winter Schenkein & Co., LLP
                                   -----------------------------------
                                      STARK WINTER SCHENKEIN & CO., LLP



Denver, Colorado
May 16, 2005